Exhibit 10.18

Loan No. [    ]

PROMISSORY NOTE

$[ ]	San Antonio, Texas
December [ ], 2003

FOR VALUE RECEIVED, [                    ], a [                    ], having an address at [  ] (“Borrower”), as maker, hereby unconditionally promises to pay to the order of MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (together with its successors and assigns, “Lender”), having an address at 1221 Avenue of the Americas, New York, New York 10020, or at such other place as the holder hereof may from time to time designate in writing, the aggregate principal sum of [    ] ($[    ]), in lawful money of the United States of America, with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:

ARTICLE 1: PAYMENT TERMS

(a) A payment on the date hereof on account of all interest that will accrue on the principal amount of the Loan from and after the date hereof through and including the seventh ([    ]) day of [    ];

(b) A constant payment of [    ] (the “Monthly Payment”) on the [    ] ([    ]) day of [    ] and on the [    ] ([    ])day of each calendar month thereafter up to and including the [    ] ([    ]) day of [    ] (each such date to be hereinafter referred to as a “Monthly Payment Date”);

each Monthly Payment to be applied as follows:

(i)	first, to the payment of interest which has accrued during the preceding Interest Accrual Period (defined below) computed at the Initial Rate (defined below); and

(ii) the balance toward the reduction of the principal sum of this Note;

(c) A payment equal to the Excess Cash Flow (as defined in that certain Cash Management Agreement executed in connection herewith (the “Cash Management Agreement”)) on the [    ] ([    ]) day of [            ] and on each Monthly Payment Date thereafter up to and including the [    ] ([    ]) day of [            ] (the “Maturity Date”), to be applied in accordance with the applicable terms and conditions of the Cash Management Agreement; and

(d) The balance of the principal sum and all interest thereon (including, without limitation, all Accrued Interest (defined below)) shall be due and payable on the Maturity Date.

(e) From and after [    ], 2014 (the “Anticipated Maturity Date”), all interest accruing at the Revised Rate in excess of interest calculated at the Initial Rate (the “Accrued Interest”) shall accrue and be deferred, and, to the extent permitted by Applicable Law, shall earn interest at the Revised Rate and shall be payable in accordance with the terms hereof.

(f) Interest on the principal sum of this Note shall be calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated by a daily rate based on a 360-day year

(g) As used herein, the term “Interest Accrual Period” shall mean (i) for the first such period, the period beginning on the date hereof and ending on (but including) the [    ] ([    ]) day of [            ], and (ii) with respect subsequent period beginning with the period immediately following the period described in subsection (i) above, the period beginning on the [    ] ([    ]) day of each calendar month during the term hereof and ending on (but including) the [    ] ([    ]) day of the following calendar month.

(h) Lender shall have the right, at any time prior to a Securitization (as defined in the Security Instrument), to change the Maturity Date from the Maturity Date stated herein to the date of the Anticipated Maturity Date stated herein upon notice to Borrower (in which event such change shall then be deemed effective and all provisions of the Loan Documents with respect to periods after Anticipated Maturity Date shall no longer apply). If requested by Lender, Borrower shall promptly execute an amendment to this Note and any other Loan Documents to evidence such change.

ARTICLE 2: INTEREST

The term “Applicable Interest Rate” for the purposes hereof and each other Loan Document shall mean (a) from the date hereof through and including the day immediately prior to the Anticipated Maturity Date, an interest rate (the “Initial Rate”) equal to 5.67% % per annum, and (b) from the Anticipated Maturity Date through and including the date on which the Debt is paid in full, an interest rate per annum (the “Revised Rate”) equal to the greater of (i) the Initial Interest Rate plus five percentage points (5%) or (ii) the Treasury Rate (hereafter defined) plus five percentage points (5%). Lender’s determination of the Revised Rate and the Treasury Rate shall be final absent manifest error.

As used herein, the term “Treasury Rate” shall mean, as of the Anticipated Maturity Date, the yield, calculated by Lender by linear interpolation (rounded to the nearest one-thousandth of one percent (i.e., 0.001%) of the yields of non-inflation adjusted noncallable United States Treasury obligations with terms (one longer and one shorter) most nearly approximating the period from such date of determination to the Maturity Date, as determined by Lender on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or another recognized source of financial market information selected by Lender.

ARTICLE 3: DEFAULT AND ACCELERATION

(a) The whole of the principal sum of this Note and the Other Note (defined below), (b) interest, default interest, late charges and other sums, as provided in this Note, the Other Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Other Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the provisions of the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all reasonable sums advanced and costs and expenses incurred by Lender pursuant to the provisions of this Note, the Other Note, the Security

Instrument or the Other Security Documents in connection with the Debt (defined below) or any part thereof, any renewal, extension or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the “Debt”) shall without notice become immediately due and payable at the option of Lender if (i) any payment required in this Note or the Other Note is not paid on or before the date the same is due, or (ii) Borrower commits any other default, and fails to cure same prior to the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an “Event of Default”).

ARTICLE 4: DEFAULT INTEREST

Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the “Default Rate”). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or waived or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

ARTICLE 5: PREPAYMENT; DEFEASANCE

Except as otherwise expressly permitted by this Article 5, no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under this Note or the Other Note can be made by Borrower or any other Person without the express written consent of Lender.

(a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period (defined below). Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with subsection (c) below. The term “Lockout Period” shall mean the period commencing on the date hereof and ending on the date which is three (3) months prior to the Anticipated Maturity Date.

(b) Defeasance.

(i) Notwithstanding any provisions of this Article 5 to the contrary, including, without limitation, subsection (a) of this Article 5, at any time other than (1) during a REMIC Prohibition Period (defined below) or (2) after the Anticipated Maturity Date, Borrower may cause the release of the Property from the lien of the Security Instrument and the other Loan Documents (and, subject to Borrower’s satisfaction of clause (iii) under this subsection (b), a release of Borrower and Indemnitor (as defined in that certain Indemnity Agreement dated as of the date hereof among Borrower, American Assets, Inc. and Lender (the “Indemnity Agreement”)) from any further liability or obligation under this Note, the Security Instrument or the Other Security Documents other than a liability or obligation (1) in connection with a provision of this Note, the Security Instrument or Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument or (2) which expressly survives pursuant to the Defeasance Assumption Agreement (defined below)) upon the satisfaction of the following conditions:

(A) no Event of Default shall exist under any of the Loan Documents;

(B) not less than sixty (60) (but not more than ninety (90)) days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the “Release Date”), such date being on a Monthly Payment Date; provided, however, that Borrower shall have the right (i) to cancel such notice by providing Lender with notice of cancellation ten (10) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Monthly Payment Date; provided that in each case, Borrower shall pay all of Lender’s costs and expenses incurred as a result of such cancellation or extension;

(C) all accrued and unpaid interest and all other sums due under this Note, the Other Note, the Security Instrument and under the Other Security Documents up to the Release Date, including, without limitation, all reasonable fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in subsection (b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency (as defined in the Security Instrument) fees or other reasonable costs related to such release), shall be paid in full on or prior to the Release Date;

(D) Borrower shall deliver to Lender on or prior to the Release Date:

(1) a pledge and security agreement, in form and substance satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Monthly Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Monthly Payment Date, shall be refunded to Borrower promptly after each such Monthly Payment Date;

(2) direct non-callable obligations of the United States of America or other obligations which are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (to the extent the applicable Rating Agencies rating the Securities have confirmed in writing that the same will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities) that provide for payments prior and as close as possible to (but in no event later than) all successive Monthly Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment required to be paid under this Note and the Other Note (including all amounts due on the Anticipated Maturity Date (assuming that the entire amount of the Debt is due and payable on the Anticipated Maturity Date)) for the balance of the term hereof (the “Defeasance Collateral”), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

(3) a certificate of Borrower certifying that all of the requirements set forth in this subsection (b)(i) have been satisfied;

(4) one or more opinions of counsel for Borrower in form and substance and delivered by counsel which would be satisfactory to a prudent lender stating, among other things, that (i) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower’s estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender should not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Security Instrument and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code that holds this Note and the Other Note (a “REMIC Trust”) to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an “investment company” under the Investment Company Act of 1940;

(5) a certificate in form and scope acceptable to Lender in its sole discretion from an Acceptable Accountant (defined below) certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under this Note and the Other Note (including the scheduled outstanding principal balance of the Loan due on the Anticipated Maturity Date (assuming that the entire amount of the Debt is due and payable on the Anticipated Maturity Date)). The term “Acceptable Accountant” shall mean a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender; and

(6) such other certificates, documents and instruments as Lender may reasonably require; and

(E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from each Rating Agency rating any Securities (as defined in the Security Instrument) that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

(ii) Upon compliance with the requirements of subsection (b)(i), the Property shall be released from the lien of the Security Instrument and the Other Security Documents, and the Defeasance Collateral shall constitute the sole collateral which shall secure this Note and the Other Note and all other obligations under the Loan Documents. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument and the Other Security Documents from the Property and will, subject to Borrower’s satisfaction of clause (iii) under this subsection (b), cause a release of Borrower and Indemnitor from any further liability or obligation under this Note, the Security Instrument or the Other Security Documents other than a liability or obligation (1) in connection with a provision of this Note, the Security Instrument or Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument or (2) which expressly survives pursuant to the Defeasance Assumption Agreement.

(iii) Upon the release of the Property in accordance with this subsection (b), Borrower shall assign all its obligations and rights under this Note and the Other Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its reasonable discretion (“Successor Borrower”). Successor Borrower shall execute an assignment and assumption agreement (the “Defeasance

Assumption Agreement”) in form and substance satisfactory to Lender in its sole and absolute discretion pursuant to which it shall assume Borrower’s obligations under this Note, the Other Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance and delivered by counsel which would be satisfactory to a prudent Lender stating, among other things, that such Defeasance Assumption Agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that this Note, the Other Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower and Indemnitor shall be relieved of their obligations under this Note, under the Other Note, under the other Loan Documents and under the Defeasance Security Agreement, except for any liability or obligation (1) in connection with a provision of this Note, the Other Note, the Security Instrument or any Other Security Document which expressly states that it is to survive termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument or (2) which expressly survives pursuant to the Defeasance Assumption Agreement.

(iv) For purposes of this Article 5, “REMIC Prohibition Period” means the period commencing on the date hereof and ending on the earlier to occur of (i) the first Monthly Payment Date occurring after the second anniversary of the “startup day” within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds this Note and the Other Note and (ii) the first Monthly Payment date occurring after the third anniversary of the date hereof. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in subsection (b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

(c) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under this Note, whether in whole or in part, in connection with or following Lender’s acceleration of this Note and the Other Note or otherwise, and whether the Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Monthly Payment Date, a sum equal to the amount of interest which would have accrued under this Note and the Other Note on the amount of such prepayment if such prepayment had occurred on the next Monthly Payment Date), pay to Lender a prepayment premium in an amount calculated in accordance with this subsection (c). Such prepayment premium shall be in an amount equal to the greater of:

(i)	1% of the portion of the Loan being prepaid; or

(ii)	the product obtained by multiplying:

(A) the portion of the Loan being prepaid, times;

(B) the difference obtained by subtracting (I) the Yield Rate (defined below) from (II) the Applicable Interest Rate, times;

(C) the present value factor calculated using the following formula:

1-(1+r)-n
r
r =	Yield Rate
n =	the number of years and any fraction thereof, remaining between the date the prepayment is made and the Anticipated Maturity Date.

As used herein, “Yield Rate” means the yield rate for the 4.25% U.S. Treasury Security due August 15, 2013, as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the Yield Rate is not published for the such U.S. Treasury Security, then the “Yield Rate” shall mean the yield rate for the nearest equivalent U.S. Treasury Security (as selected at Lender’s sole and absolute discretion) as reported in The Wall Street Journal on the fifth Business Day preceding the Prepayment Calculation Date. If the publication of such Yield Rate in The Wall Street Journal is discontinued, Lender shall determine such Yield Rate from another source selected by Lender in Lender’s sole and absolute discretion. The “Prepayment Calculation Date” shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount of this Note and the Other Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any reserve account held in connection with the Loan, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

(d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of insurance proceeds or condemnation proceeds pursuant to the terms of the Loan Documents, (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan, or (iii) the exercise by Lender of any other right under the Loan Documents to apply an amount received by Lender to the principal balance of this Note or the Other Note, other than any exercise in connection with an Event of Default, which shall be controlled by the preceding paragraph (c).

(e) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least fifteen (15) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) this Note and the Other Note in whole (but not in part) on a Monthly Payment Date. Lender shall accept a prepayment pursuant to this subsection (e) on a day other than a Monthly Payment Date provided that, in addition to payment of the full outstanding principal balance of this Note and the Other Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on this Note and the Other Note if such prepayment occurred on the next Monthly Payment Date.

(f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

(g) Prepayment and Defeasance of this Note and the Other Note. Notwithstanding anything to the contrary contained herein, any defeasance or prepayment permitted hereunder and consummated in accordance with the terms and conditions contained herein must occur simultaneously with a defeasance or prepayment permitted by (and consummated in accordance with the applicable terms and conditions of) the Other Note. Lender shall have no obligation to accept any payment or defeasance of this Note in accordance with the terms and provisions of this Note unless the Other Note is simultaneously prepaid or defeased, as applicable, in accordance with the terms and conditions of the Other Note.

ARTICLE 6: SECURITY

This Note is secured by the Security Instrument and the Other Security Documents. The term “Security Instrument” as used in this Note and the Other Note shall mean the Deed of Trust and Security Agreement dated as of the date hereof given by Borrower (among others) to (or for the benefit of) Lender covering the fee simple and leasehold estate of Borrower in certain premises located in Bexar County, State of Texas, and other property, as more particularly described therein (collectively, the “Property”) and intended to be duly recorded in said County. The term “Other Security Documents” as used in this Note shall mean all and any of the documents other than this Note, the Other Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators. The term “Other Note” as used herein shall refer, individually or collectively (as the context requires), to each Note (as defined in the Security Instrument) other than this Note. Lender by acceptance of this Note hereby agrees to pursue its remedies under each Note executed by Borrower jointly and in a manner which is not more detrimental to Borrower than if Borrower executed only one Note.

All of the terms, covenants and conditions contained in the Other Note, the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE 7: SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

ARTICLE 8: LATE CHARGE

If any monthly installment of principal and interest payable under this Note is not paid on the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of two and one-half percent (2.5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.

ARTICLE 9: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

ARTICLE 10: JOINT AND SEVERAL LIABILITY

If there is more than one Borrower, the obligations and liabilities of each such person or party shall be joint and several.

ARTICLE 11: WAIVERS

Except as otherwise provided herein, in the Other Note, in the Security Instrument, or in the Other Security Documents, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof or the Other Note or any installment thereof, and no alteration, amendment or waiver of any provision of this Note, the Other Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Other Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Other Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term “Borrower”, as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability except as otherwise provided in the Security Instrument or Other Security Documents. Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instrument or any Other Security Document.

ARTICLE 12: INTENTIONALLY OMITTED

ARTICLE 13: WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE AND THE OTHER NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE AND THE OTHER NOTE, THIS NOTE, THE OTHER NOTE THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

ARTICLE 14: EXCULPATION

(a) Notwithstanding any contrary provisions contained herein or in the Other Note, the Security Instrument or the Other Security Documents (other than a provision herein or therein which expressly states that it is intended to override any exculpatory provisions of this Note or the Other Note), Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Other Note, the Security

Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner or member of Borrower, except that Lender may bring a foreclosure action (where no deficiency judgment is sought against Borrower or any partner or member of Borrower), an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Other Note, the Security Instrument, the Other Security Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the Other Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall not be enforceable against Borrower (or any partner or member of Borrower) except to the extent of Borrower’s interest in the Property and in any other collateral given to Lender as security, and Lender, by accepting this Note, the Security Instrument and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower (or any partner or member of Borrower) in any such action or proceeding, under or by reason of or in connection with this Note, the Other Note, the Security Instrument or the Other Security Documents. The provisions of this paragraph shall not, however, (1) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Other Note, the Security Instrument or the Other Security Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument, where Lender is required to do so in order to properly pursue such action (and subject to the above-described prohibition on suing for, seeking or demanding any deficiency judgment); (3) affect the validity or enforceability of any guaranty or indemnity made in connection with this Note, the Other Note, the Security Instrument or the Other Security Documents; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of any assignment; or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any losses suffered by Lender arising out of the following:

(i) fraud or intentional misrepresentation by Borrower in connection with the making of this Note, the Other Note, the Security Instrument or the Other Security Documents (including, without limitation, in connection with the representations contained in the AAI Estoppel (as defined in that certain Post Closing Obligations Letter executed by Borrower in connection with the Loan));

(ii) the breach of provisions in this Note, the Other Note, the Security Instrument or the Other Security Documents concerning Environmental Laws and Hazardous Substances and any indemnification of Lender with respect thereto in any document;

(iii) the removal or disposal of any portion of the Property by Borrower after the occurrence and during the continuance of an Event of Default under this Note, the Other Note, the Security Instrument or the Other Security Documents;

(iv) the misapplication or conversion by Borrower of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property, or (iii) any Rents (other than as permitted by the Cash Management Agreement) after the occurrence and during the continuance of an Event of Default under this Note, the Other Note, the Security Instrument or the Other Security Documents;

(v) any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to such foreclosure or action in lieu thereof;

(vi) the violation by Borrower or Master Lessee (if the Master Lease Termination (as defined in the Security Instrument) has not yet occurred) of the representations or covenants contained in Section 4.3 of the Security Instrument; or

(vii) Borrower’s failure to making any required deposit to the Escrow Fund as required pursuant to the Security Instrument.

(b) Notwithstanding anything to the contrary in this Note, the Other Note, the Security Instrument or the Other Security Documents, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower in the event that: (A) the first full Monthly Payment is not paid when due; (B) a Prohibited Transfer (as defined in the Security Instrument) occurs in violation of Article 8 of the Security Instrument; or (C) if (I) an involuntary petition (other than the collusive involuntary petitions described in the following clause (II)) is filed against Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) under the U.S. Bankruptcy Code or any other federal or state bankruptcy or insolvency law (collectively, the “Insolvency Laws”) and is not dismissed within ninety (90) days of the filing thereof, or (II) Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) files or consents to the filing against Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) of a petition, voluntary or involuntary, under applicable Insolvency Laws, or any partner, member or equivalent person of Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any person acting in concert with Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) or any of the foregoing persons, files or joins in the filing against Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) of an involuntary petition under applicable Insolvency Laws.

(c) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the Other Security Documents.

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall First American Exchange Corporation of California, a California corporation, the initial sole member of Vista, have any liability hereunder or under any other Loan Document, in its capacity as the sole member of Vista.

ARTICLE 15: AUTHORITY

Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Other Note, the Security Instrument and the Other Security Documents and that this Note, the Other Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower, except as may be limited by (i) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (ii) general principles of equity.

ARTICLE 16: APPLICABLE LAW

This Note shall be deemed to be a contract entered into pursuant to the laws of the State of Texas and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Texas and applicable laws of the United States of America.

ARTICLE 17: SERVICE OF PROCESS

(a) Borrower will maintain a place of business or an agent for service of process in San Diego, California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in San Diego, California then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

(b) Borrower initially designates John W. Chamberlain, with offices on the date hereof at 11455 El Camino Real, Suite 200, San Diego, California 92130, to receive for and on behalf of Borrower service of process with respect to this Note and the other Loan Documents.

ARTICLE 18: COUNSEL FEES

In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees for the services of such counsel whether or not suit be brought.

ARTICLE 19: NOTICES

All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

ARTICLE 20: MISCELLANEOUS

Except as otherwise specified herein (or in the Other Note, the Security Instrument or the Other Security Documents), wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the reasonable determination of Lender applied in good faith. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Note must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom. Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day; provided, however, with respect to the payment due hereunder on the Maturity Date, if the Maturity Date does not occur on a Business Day, the Maturity Date shall be deemed to occur on the immediately preceding Business Day.

ARTICLE 21: DEFINITIONS

All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument and the Other Security Documents.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

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By:
Name:
Title:

ADDENDUM TO NOTE

(TEXAS)

The term “Maximum Rate” shall mean the highest lawful rate of Interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. If Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes, is deemed (by any court of competent jurisdiction) to be applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the “weekly ceiling” (as defined in Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Rate. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the Maximum Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

Interest on the unpaid principal balance of this Note shall be computed on the basis set forth in the Articles 1 and 2 of this Note (the “Stated Rate”), but in no event shall the Stated Rate be greater than the Maximum Rate described immediately above.

It is expressly stipulated and agreed to be the intent of the undersigned and holder hereof (together with its successors and assigns, the “Noteholder”) at all times to comply with applicable law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the Loan (or applicable United States federal law to the extent that it permits the Noteholder to contract for, charge, take, reserve or receive a greater amount of interest than under any such applicable State law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Security Instrument or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by the undersigned results in the undersigned having paid any interest in excess of that permitted by law, then it is the undersigned’s and the Note holder’s express intent that all excess amounts theretofore collected by the Noteholder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to the undersigned), and the provisions of this Note, the Security Instrument and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Noteholder does not intend to collect any unearned interest in the event of acceleration. All sums paid or owed to be paid to the Noteholder for the use, forbearance or detention of the indebtedness evidence hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. Notwithstanding any provisions contained in this Note, the Security Instrument or in any of the other Loan Documents that permit the compounding of interest (including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note), if and to the extent the laws of the State of Texas are deemed to apply to the aforesaid provisions (by any court of competent jurisdiction), the total amount of interest that the undersigned is obligated to pay and the Noteholder is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of the undersigned, including all current and prior advances and any advances made pursuant to the Security Instrument or other Loan Documents (such as for the payment of taxes, insurance premiums, repairs and other expenses or costs).

THE UNDERSIGNED AND ALL OTHER MAKERS, SIGNERS, SURETIES, GUARANTORS AND ENDORSERS OF THIS NOTE WAIVE DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, DILIGENCE IN THE COLLECTING, GRACE, NOTICE AND PROTEST AND AGREE TO ONE OR MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO THE HOLDER HEREOF. IF COLLECTION PROCEDURES ARE EVER COMMENCED, BY ANY MEANS, INCLUDING LEGAL PROCEEDINGS OR THROUGH A PROBATE OR BANKRUPTCY COURT, OR IF THIS NOTE IS PLACED IN THE HANDS OF ANY ATTORNEY FOR COLLECTION AFTER DEFAULT OR MATURITY, THE UNDERSIGNED AGREES TO PAY ALL COSTS OF COLLECTION OR ATTEMPTED COLLECTION, INCLUDING REASONABLE ATTORNEY’S FEES.

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IN WITNESS WHEREOF, Borrower has duly executed this Addendum to the Note as of the day and year first above written.

[ ]

By:
Name:
Title:

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